Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-268718 and 333-268718-01
This pricing supplement, which is not complete and may be changed, relates to an effective Registration Statement under the Securities Act of 1933. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these Securities in any country or jurisdiction where such an offer would not be permitted.
Preliminary Pricing Supplement
Subject To Completion, dated April 28, 2025
(To Prospectus dated December 30, 2022,
Series A Prospectus Supplement dated December 30, 2022 and
Product Supplement No. WF-1 dated March 8, 2023)

BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028

■   Linked to Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund (each referred to as an “Underlying”)
■   Unlike ordinary debt securities, the Securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the Securities are automatically called for a fixed call premium or, if not automatically called, the Maturity Payment Amount, will depend, in each case, on the performance of the Lowest Performing Underlying on the Call Date or the Final Calculation Day, as applicable. The Lowest Performing Underlying on the Call Date or the Final Calculation Day is the Underlying that has the lowest closing value on the Call Date or the Final Calculation Day, as applicable, as a percentage of its Starting Value
■   Automatic Call.  If the closing value of the Lowest Performing Underlying on the Call Date is greater than or equal to its Starting Value, the Securities will be automatically called for the principal amount plus a Call Premium of at least 36.00% of the principal amount (to be determined on the Pricing Date)
■   Maturity Payment Amount. If the Securities are not automatically called, you will receive a Maturity Payment Amount that may be greater than, equal to or less than the principal amount of the Securities, depending on the performance of the Lowest Performing Underlying from its Starting Value to its Ending Value. The Maturity Payment Amount will reflect the following terms:
■   If the value of the Lowest Performing Underlying increases, you will receive the principal amount plus a positive return equal to the Upside Participation Rate of 150% of the percentage increase in the value of the Lowest Performing Underlying from its Starting Value
■   If the value of the Lowest Performing Underlying decreases but the decrease is not more than 40%, you will receive the principal amount
■  If the value of the Lowest Performing Underlying decreases by more than 40%, you will have full downside exposure to the decrease in the value of the Lowest Performing Underlying from its Starting Value, and you will lose more than 40%, and possibly all, of the principal amount of your Securities
■   Investors may lose a significant portion, or all, of the principal amount
■   Your return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on the Call Date or the Final Calculation Day, as applicable. You will not benefit in any way from the performance of the better performing Underlyings. Therefore, you will be adversely affected if any Underlying performs poorly, even if the other Underlyings perform favorably
■   If the Securities are automatically called, the positive return on the Securities will be limited to the Call Premium, even if the closing value of the Lowest Performing Underlying on the Call Date significantly exceeds its Starting Value. If the Securities are automatically called, you will not have the opportunity to participate in any appreciation of any Underlying at the Upside Participation Rate
■   All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities
■   No periodic interest payments or dividends
■   Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is expected to be between $904.25 and $964.25 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Selected Risk Considerations” beginning on page PS-10 of this pricing supplement and “Structuring the Securities” on page PS-32 of this pricing supplement for additional information.
The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Selected Risk Considerations” beginning on page PS-10 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$25.75	$974.25
Total
(1) Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Terms of the Securities—Selling Agents” in this pricing supplement for further information.
(2) In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or one of its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
Wells Fargo Securities

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
Terms of the Securities
Issuer:	BofA Finance LLC
Guarantor:	BAC
Underlyings:
The NASDAQ-100 Index® (Bloomberg symbol: “NDX”), a price return index, the Energy Select Sector SPDR® Fund (Bloomberg symbol: “XLE”), an exchange-traded fund, and the Real Estate Select Sector SPDR® Fund (Bloomberg symbol: “XLRE”), an exchange-traded fund. The NASDAQ-100 Index® is sometimes referred to herein as an “Index.” The Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund are sometimes collectively referred to herein as the “Funds” and individually as a “Fund.”

Pricing Date*:	May 8, 2025.
Issue Date*:	May 13, 2025.
Maturity Date*:
May 11, 2028, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions.” The Securities are not subject to repayment at the option of any holder of the Securities prior to the Maturity Date.

Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Automatic Call:
If the closing value of the Lowest Performing Underlying on the Call Date is greater than or equal to its Starting Value, the Securities will be automatically called, and on the Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the principal amount plus the Call Premium.
If the Securities are automatically called, the positive return on the Securities will be limited to the Call Premium, even if the closing value of the Lowest Performing Underlying on the Call Date significantly exceeds its Starting Value. If the Securities are automatically called, you will not have the opportunity to participate in any appreciation of any Underlying at the Upside Participation Rate.
If the Securities are automatically called, they will cease to be outstanding on the Call Settlement Date and you will have no further rights under the Securities after the Call Settlement Date.  You will not receive any notice from us if the Securities are automatically called.

Call Date:	May 13, 2026, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”.
Call Premium:	At least 36.00% of the principal amount (or at least $360.00 per Security), to be determined on the Pricing Date.
Call Settlement Date:	Three business days after the Call Date (as the Call Date may be postponed as described below in “—Market Disruption Events and Postponement Provisions”).
Maturity Payment Amount:
If the Securities are not automatically called, then on the Maturity Date, you will be entitled to receive a cash payment per Security in U.S. dollars equal to the Maturity Payment Amount. The “Maturity Payment Amount” per Security will equal:
• if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than its Starting Value:
$1,000 + ($1,000 × Underlying Return of the Lowest Performing Underlying × Upside Participation Rate);

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028

• if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than or equal to its Starting Value, but greater than or equal to its Threshold Value: $1,000; or
• if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value:
$1,000 + ($1,000 × Underlying Return of the Lowest Performing Underlying)

If the Securities are not automatically called, and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, you will have full downside exposure to the decrease in the value of the Lowest Performing Underlying from its Starting Value, and will lose more than 40%, and possibly all, of the principal amount of your Securities at maturity.

Lowest Performing Underlying:	For the Call Date or the Final Calculation Day, the “Lowest Performing Underlying” will be the Underlying with the lowest Performance Factor.
Performance Factor:	With respect to an Underlying on the Call Date or the Final Calculation Day, its closing value divided by its Starting Value (expressed as a percentage).
Final Calculation Day*:	May 8, 2028, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions.”
Closing Value:	With respect to the Index on any Call Date, its closing level on that Call Date; and with respect to a Fund on any Call Date, its fund closing price on that Call Date.
Closing Level:
With respect to the Index, the closing level has the meaning set forth under “General Terms of the Securities — Certain Terms for Securities Linked to an Index — Certain Definitions” in the accompanying product supplement.

Fund Closing Price:
With respect to each Fund, the fund closing price, the closing price and the adjustment factor have the meanings set forth under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Certain Definitions” in the accompanying product supplement.

Starting Value:
With respect to the NASDAQ-100 Index®:         , its closing value on the Pricing Date.
With respect to the Energy Select Sector SPDR® Fund:         , its closing value on the Pricing Date.
With respect to the Real Estate Select Sector SPDR® Fund:         , its closing value on the Pricing Date.

Ending Value:	With respect to each Underlying, its closing value on the Final Calculation Day.
Threshold Value:
With respect to the NASDAQ-100 Index®:         , which is equal to 60% of its Starting Value.
With respect to the Energy Select Sector SPDR® Fund:         , which is equal to 60% of its Starting Value.
With respect to the Real Estate Select Sector SPDR® Fund:         , which is equal to 60% of its Starting Value.

Upside Participation Rate:	150%.
Underlying Return:	With respect to each Underlying, the percentage change from the Starting Value to the Ending Value, measured as follows: Ending Value – Starting Value Starting Value

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
Market Disruption Events and Postponement Provisions:
The Call Date and the Final Calculation Day are each subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, each of the Call Settlement Date and the Maturity Date will be postponed if the Call Date or Final Calculation Day, as applicable, is postponed and will be adjusted for non-business days. For more information regarding adjustments to the Call Date, the Final Calculation Day, the Call Settlement Date and the Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, the Call Date and the Final Calculation Day are each a “calculation day” and the Call Settlement Date and the Maturity Date are each a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “—Certain Terms for Securities Linked to a Fund —Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Selling Agents:
BofAS and Wells Fargo Securities, LLC (“WFS”).
Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $25.75 per Security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $20.00 per Security. In addition to the concession allowed to WFA, WFS may pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.
In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this three-month period. If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.  If you hold your Securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
Events of Default and Acceleration:
If an Event of Default, as defined in the senior indenture relating to the Securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the Securities occurs and is continuing, the amount payable to a holder of the Securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Terms of the Securities—Maturity Payment Amount” above, calculated as though the date of acceleration were the Final Calculation Day of the Securities; provided that if the closing value of the Lowest Performing Underlying on the date of acceleration is equal to or greater than its Starting Value, then the Maturity Payment Amount will be calculated using a call premium that is prorated to the date of acceleration. In case of a default in the payment of the Securities, whether at their maturity or upon acceleration, the Securities will not bear a default interest rate.

Material Tax Consequences:	For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”
CUSIP:	09711HD59
* Subject to change

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
Additional Information about BofA Finance, the Guarantor and the Securities
The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:
•	Product Supplement No. WF-1 dated March 8, 2023:
https://www.sec.gov/Archives/edgar/data/1682472/000119312523064044/d451936d424b2.htm
•	Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022: https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm
These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
Investor Considerations
The Securities are not appropriate for all investors. The Securities may be an appropriate investment for investors who:
■   seek a fixed return equal to the Call Premium if the securities are automatically called on the Call Date;
■   if the Securities are not automatically called, seek 150% leveraged exposure to the upside performance of the Lowest Performing Underlying if its Ending Value is greater than its Starting Value;
■   are willing to accept the risk that, if the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, they will be fully exposed to the decrease in the value of the Lowest Performing Underlying and will lose more than 40%, and possibly all, of the principal amount per Security at maturity;
■   understand that the term of the Securities may be as short as approximately one year if the Securities are called on the Call Date;
■ understand that the return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on the Call Date or the Final Calculation Day, as applicable, and that they will not benefit in any way from the performance of the better performing Underlyings;
■   understand that the Securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of each Underlying;
■   understand and are willing to accept the full downside risks of each Underlying;
■   are willing to forgo interest payments on the Securities and dividends on shares of the Fund and on the securities held by or included in the Underlyings; and
■   are willing to hold the Securities until maturity.
The Securities may not be an appropriate investment for investors who:
■   seek a liquid investment or are unable or unwilling to hold the Securities to maturity;
■   require full payment of the principal amount of the Securities at maturity;
■   seek a security with a fixed term;
■   are unwilling to accept the risk that, if the closing value of the Lowest Performing Underlying is less than its Starting Value on both the Call Date and the Final Calculation Day, they will not receive any positive return on their investment in the Securities;
■   are unwilling to accept the risk that the closing value of the Lowest Performing Underlying may decrease by more 40% from its Starting Value to its Ending Value;
■   are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the public offering price and that may be as low as the lower estimated value set forth on the cover page;
■   seek current income;
■   are unwilling to accept the risk of exposure to the Underlyings;
■   seek exposure to a basket composed of each Underlying or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the Lowest Performing Underlying;
■   seek exposure to the Underlyings but are unwilling to accept the risk/return trade-offs inherent in the Maturity Payment Amount for the Securities;
■   are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlyings generally, or to obtain exposure to the Underlyings that the Securities provide specifically; or
■   prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully “Selected Risk Considerations” herein and “Risk Factors” in each of the accompanying product supplement, prospectus supplement and prospectus for risks related to an investment in the Securities. For more information about the Underlyings, please see the sections titled “The NASDAQ-100 Index®”, “The Energy Select Sector SPDR® Fund” and “The Real Estate Select Sector SPDR® Fund” below.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
Determining Timing and Amount of Payment on the Securities
Whether the Securities are automatically called on the Call Date for the Call Premium will be determined based on the closing value of the Lowest Performing Underlying on the Call Date as follows:

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
If the Securities are not automatically called, then on the Maturity Date, you will receive a cash payment per Security (the Maturity Payment Amount) calculated as follows:

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
Selected Risk Considerations
The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.
Structure-related Risks
Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. If the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, at maturity, you will lose 1% of the principal amount for each 1% that the Ending Value of the Lowest Performing Underlying is less than its Starting Value. In that case, you will lose a significant portion or all of your investment in the Securities.
The Securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the Securities, regardless of the extent to which the closing value of any Underlying exceeds its Starting Value or Threshold Value on the Call Date or the Final Calculation Day, as applicable.
If the Securities are automatically called, your return will be limited to the Call Premium. If the Securities are automatically called, the positive return on the Securities will be limited to the Call Premium, and you will not participate in any appreciation of the Underlyings beyond the Call Premium, which may be significant. Accordingly, if the Securities are automatically called, the return on the Securities may be less than the return in a direct investment in the Fund or the securities represented by the Underlyings. If the Securities are automatically called, you will not have the opportunity to participate in any appreciation of the Underlyings at the Upside Participation Rate.
The Call Premium or Maturity Payment Amount, as applicable, will not reflect the values of the Underlyings other than on the Call Date or the Final Calculation Day, as applicable. The values of the Underlyings during the term of the Securities other than on the Call Date or the Final Calculation Day, as applicable, will not affect payments on the Securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlyings while holding the Securities, as the performance of the Underlyings may influence the market value of the Securities. The calculation agent will determine whether the Securities will be automatically called, and will calculate the Call Premium or the Maturity Payment Amount, as applicable, by comparing only the Starting Value or Threshold Value, as applicable, to the closing value of the Lowest Performing Underlying on the Call Date or the Final Calculation Day, as applicable. No other values of the Underlyings will be taken into account. As a result, if the Securities are not automatically called, and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, you will receive less than the principal amount at maturity even if the value of each Underlying was always above its Threshold Value prior to the Final Calculation Day.
The Securities are subject to a potential automatic call, which would limit your ability to receive further payment on the Securities. The Securities are subject to a potential automatic call. The Securities will be automatically called if, on the Call Date, the closing value of the Lowest Performing Underlying is greater than or equal to its Starting Value. If the Securities are automatically called, you will be entitled to receive the principal amount and the Call Premium, and no further amounts will be payable with respect to the Securities. If the Securities are called, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Securities.
Because the Securities are linked to the lowest performing (and not the average performance) of the Underlyings, you may not receive any return on the Securities and may lose a significant portion or all of your principal amount even if the closing value of one Underlying is always greater than or equal to its Starting Value or Threshold Value. Your Securities are linked to the lowest performing of the Underlyings, and a change in the value of one Underlying may not correlate with changes in the value of the other Underlyings. The Securities are not linked to a basket composed of the Underlyings, where the depreciation in the value of one Underlying could be offset to some extent by the appreciation in the value of the other Underlyings. In the case of the Securities, the individual performance of each Underlying would not be combined, and the depreciation in the value of one Underlying would not be offset by any appreciation in the value of the other Underlyings. Even if the closing value of an Underlying is at or above its Starting Value on the Call Date, the Securities will not be automatically called, and you will not receive the Call Premium on the Call Date, if the closing value of another Underlying is below its Starting Value on that day. In addition, even if the Ending Value of an Underlying is at or above its Threshold Value, you will lose a significant portion or all of your principal if the Ending Value of the Lowest Performing Underlying is below its Threshold Value.
Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with the

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.
The Call Settlement Date or the Maturity Date may be postponed if the Call Date or the Final Calculation Day is postponed. The Call Date or Final Calculation Day with respect to an Underlying will be postponed if the applicable originally scheduled Call Date or Final Calculation Day is not a trading day with respect to any Underlying or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying on the Call Date or Final Calculation Day. If such a postponement occurs with respect to the Call Date, then the Call Settlement Date will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Maturity Date will be the later of (i) the initial Maturity Date and (ii) three business days after the Final Calculation Day as postponed.
Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the Securities. The Securities are our senior unsecured debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the payment upon automatic call or the Maturity Payment Amount at maturity will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the applicable payment date, regardless of the closing value of the Lowest Performing Underlying as compared to its Starting Value or Threshold Value, as applicable. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the Pricing Date of the Securities. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Securities.
In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities. However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the values of the Underlyings, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.
We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.
Valuation- and Market-related Risks

The public offering price you pay for the Securities will exceed their initial estimated value. The range of initial estimated values of the Securities that is provided on the cover page of this preliminary pricing supplement, and the initial estimated value as of the Pricing Date that will be provided in the final pricing supplement, are each estimates only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the values of the Underlyings, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount, and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlyings, our and BAC’s creditworthiness and changes in market conditions.
We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.
The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: values of the

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
Underlyings at such time; volatility of the Underlyings; economic and other conditions generally; interest rates; dividend yields; exchange rate movements and volatility; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.
Conflict-related Risks
Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may affect your return on the Securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell shares of the Fund or the securities held by or included in any of the Underlyings, or futures or options contracts on the Underlyings or those securities, or other listed or over-the-counter derivative instruments linked to the Underlyings or those securities. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own shares of the Fund or the securities represented by the Underlyings, except to the extent that BAC’s or Wells Fargo & Company’s (the parent company of WFS) common stock may be included in the Underlyings, as applicable, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any company included in the Underlyings, and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the values of the Underlyings in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may affect the values of the Underlyings. Consequently, the values of the Underlyings may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.
We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also expect to engage in hedging activities that could affect the values of the Underlyings on the Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity, and may affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities and may hold or resell the Securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the values of the Underlyings, the market value of your Securities prior to maturity or the amounts payable on the Securities.
If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.
Underlying-related Risks
Any payments on the Securities and whether the Securities are automatically called will depend upon the performance of the Underlyings, and therefore the Securities are subject to the following risks, each as discussed in more detail in the accompanying product supplement.
●	Changes that affect the Indices may adversely affect the value of the Securities and any payments on the Securities.
●	We cannot control actions by any of the unaffiliated companies whose securities are included any Index.
●	We and our affiliates have no affiliation with any index sponsor and have not independently verified their public disclosure of information.
●	Risks associated with the fund underlying index, or the underlying assets of the Fund, will affect the value of the Fund and hence the value of the Securities.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
●	Changes that affect the Fund or its fund underlying index may adversely affect the value of the Securities and any payments on the Securities.
●	We cannot control actions by any of the unaffiliated companies whose securities are included in the Fund or its fund underlying index.
●	We and our affiliates have no affiliation with the fund sponsor or fund underlying index sponsor and have not independently verified their public disclosure of information.
●	There are risks associated with funds.
The Securities are subject to risks associated with foreign securities markets. The NDX includes certain foreign equity securities. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets comprising the NDX may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Prices of securities in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
Adverse conditions in the energy sector may reduce your return on the Securities. All of the stocks held by the XLE are issued by companies whose primary lines of business are directly associated with the energy sector. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims. As a result of these factors, the value of the Securities may be subject to greater volatility and be more adversely affected by economic, political, or regulatory events relating to the energy sector.
The stocks of companies in the energy sector are subject to swift price fluctuations. The issuers of the stocks held by the XLE develop and produce, among other things, crude oil and natural gas, and provide, among other things, drilling services and other services related to energy resources production and distribution. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Correspondingly, the stocks of companies in the energy sector are subject to swift price fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the value of the stocks held by the XLE and, therefore, the price of the XLE and the value of the Securities.
The stocks held by the XLRE and the XLE are concentrated in two different sectors. The XLRE and the XLE hold securities issued by companies in the real estate sector and utilities sector, respectively. As a result, some of the stocks that will determine the performance of the Securities are concentrated in two sectors. Although an investment in the Securities will not give holders any ownership or other direct interests in the securities held by the XLRE and the XLE, the return on an investment in the Securities will be subject to certain risks associated with a direct equity investment in companies in these sectors. Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.
The Securities are subject to risks associated with the real estate sector. All or substantially all of the stocks held by the XLRE are issued by companies whose primary line of business is directly associated with the real estate sector. The XLRE is subject to the risk that companies that are in the real estate sector may be similarly affected by particular economic or market events. The profitability of these companies is largely dependent on, among other things, general economic and political conditions, liquidity in the real estate market, interest rates, environmental liability, zoning laws, governmental actions and regulatory limitations on rents, property taxes, and operating expenses, and the ability of borrowers to obtain financing for real estate development or to repay their loans. Some real property companies have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
single type of property. These factors could affect the real estate sector and could affect the prices of the equity securities held by the XLRE and the price of the XLRE during the term of the Securities, which may adversely affect the return on your Notes.
The performance of the XLRE or the XLE may not correlate with the performance of its respective underlying index (each an “underlying index”) as well as the net asset value per share or unit of the XLRE or the XLE, especially during periods of market volatility. The performance of the XLRE or the XLE and that of its respective underlying index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of the XLRE or the XLE may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its underlying index. This could be due to, for example, the XLRE or the XLE not holding all or substantially all of the underlying assets included in its underlying index and/or holding assets that are not included in its underlying index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the XLRE or the XLE, differences in trading hours between the XLRE or the XLE (or its respective underlying assets) and its underlying index, or other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because the shares or units of the XLRE or the XLE are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share or unit of the XLRE or the XLE may differ from its respective net asset value per share or unit; shares or units of the XLRE or the XLE may trade at, above, or below its net asset value per share or unit. During periods of market volatility, securities held by the XLRE or the XLE may be unavailable in the secondary market, market participants may be unable to calculate accurately the respective net asset value per share or unit of the XLRE or the XLE and the liquidity of the XLRE or the XLE may be adversely affected. Market volatility may also disrupt the ability of market participants to trade shares or units of the XLRE or the XLE. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares or units of the XLRE or the XLE. As a result, under these circumstances, the market value of shares or units of the XLRE or the XLE may vary substantially from the net asset value per share or unit of the XLRE or the XLE.
The anti-dilution adjustments will be limited. The calculation agent may adjust the Price Multiplier of the XLRE or the XLE and other terms of the Securities to reflect certain actions by the XLRE or the XLE, as described in the section “General Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. The calculation agent will not be required to make an adjustment for every event that may affect the XLRE or the XLE and will have broad discretion to determine whether and to what extent an adjustment is required.
Tax-related Risks
The U.S. federal income and estate tax consequences of the Securities are uncertain, and may be adverse to a holder of the Securities.  See “U.S. Federal Income Tax Summary” below and “U.S. Federal Income Tax Summary” beginning on page PS-36 of the accompanying product supplement.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
Hypothetical Examples and Returns
The payout profile, hypothetical returns and examples below illustrate hypothetical payments upon automatic call or at maturity for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Starting Value or Threshold Value of any Underlying. The hypothetical Starting Value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value of any Underlying. The actual Starting Value and Threshold Value for each Underlying will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Underlyings, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the Securities for $1,000 per Security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the Securities.
Hypothetical Call Premium:	36.00% of the principal amount (the lowest possible Call Premium that may be determined on the Pricing Date)
Upside Participation Rate:	150.00%
Hypothetical Starting Value:	For each Underlying, 100.00
Hypothetical Threshold Value:	For each Underlying, 60.00 (60% of its hypothetical Starting Value)
Hypothetical Payout Profile

80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return
150% Participation Rate
Call Date (Call Premium: 36%)
40% Contingent Downside Protection
Percentage Change of Lowest Performing Underlying
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Hypothetical Security Return at Maturity
Hypothetical Return of Lowest Performing Underlying
Hypothetical Call Premium

Hypothetical Returns

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
If the Securities are automatically called:
If the Securities are automatically called on the Call Date, on the Call Settlement Date you will receive the principal amount of your Securities plus the Call Premium, resulting in a hypothetical pre-tax total rate of return of 36.00%.
If the Securities are not automatically called:
Hypothetical Performance Factor of the Lowest Performing Underlying on the Final Calculation Day(1)	Hypothetical Underlying Return of the Lowest Performing Underlying	Hypothetical Maturity Payment Amount per Security	Hypothetical pre-tax total rate of return
200.00	100.00%	$2,500.00	150.00%
150.00	50.00%	$1,750.00	75.00%
140.00	40.00%	$1,600.00	60.00%
130.00	30.00%	$1,450.00	45.00%
120.00	20.00%	$1,300.00	30.00%
110.00	10.00%	$1,150.00	15.00%
105.00	5.00%	$1,075.00	7.50%
100.00	0.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
70.00	-30.00%	$1,000.00	0.00%
60.00	-40.00%	$1,000.00	0.00%
59.00	-41.00%	$590.00	-41.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%
(1)   The Performance Factor of the Lowest Performing Underlying on the Final Calculation Day is equal to its Ending Value divided by its Starting Value (expressed as a percentage).
Hypothetical Examples Of Payment Upon Automatic Call Or At Maturity
Example 1. The closing value of the Lowest Performing Underlying on the Call Date is greater than its Starting Value, and the Securities are automatically called on the Call Date:
	NASDAQ-100 Index®	Energy Select Sector SPDR® Fund	Real Estate Select Sector SPDR® Fund
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical closing value on the Call Date:	180.00	170.00	160.00
Performance Factor on the Call Date (closing value on the Call Date divided by Starting Value):	180.00%	170.00%	160.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the Call Date.
In this example, the Real Estate Select Sector SPDR® Fund has the lowest Performance Factor on the Call Date and is, therefore, the Lowest Performing Underlying on the Call Date.
Step 2: Determine the payment upon automatic call.
Because the hypothetical closing value of the Lowest Performing Underlying on the Call Date is greater than its hypothetical Starting Value, the Securities are automatically called on the Call Date and you will receive on the Call Settlement Date the principal amount of your Securities plus a Call Premium of 36.00% of the principal amount. Even though the Lowest Performing Underlying

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
appreciated by 60.00% from its Starting Value to its closing value on the Call Date in this example, your return is limited to the Call Premium of 36.00%.
On the Call Settlement Date, you would receive $1,360.00 per Security.
Example 2. The Securities are not automatically called. The Ending Value of the Lowest Performing Underlying is greater than its Starting Value and the Maturity Payment Amount is greater than the principal amount of your Securities:
	NASDAQ-100 Index®	Energy Select Sector SPDR® Fund	Real Estate Select Sector SPDR® Fund
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical closing value on the Call Date:	75.00	110.00	110.00
Hypothetical Ending Value:	120.00	130.00	130.00
Hypothetical Threshold Value:	60.00, which is 60% of the hypothetical Starting Value	60.00, which is 60% of the hypothetical Starting Value	60.00, which is 60% of the hypothetical Starting Value
Performance Factor on the Call Date (closing value on the Call Date divided by Starting Value):	75.00%	110.00%	110.00%
Hypothetical Underlying Return (Ending Value - Starting Value)/Starting Value:	20.00%	30.00%	30.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the Call Date.
In this example, the NASDAQ-100 Index® has the lowest Performance Factor on the Call Date and is, therefore, the Lowest Performing Underlying on the Call Date.
Step 2: Determine the payment upon automatic call.
Because the hypothetical closing value of the Lowest Performing Underlying on the Call Date is less than the hypothetical Starting Value, the Securities are not automatically called. Because the hypothetical Ending Value of the Lowest Performing Underlying is greater than its hypothetical Starting Value, the Maturity Payment Amount per Security would be equal to the principal amount of $1,000 plus a positive return equal to:
$1,000 × Underlying Return of the Lowest Performing Underlying × Upside Participation Rate
$1,000 × 20.00% × 150.00%
= $300.00
On the Maturity Date, you would receive $1,300.00 per Security.
Example 3. The Securities are not automatically called. The Ending Value of the Lowest Performing Underlying is less than its Starting Value but greater than its Threshold Value and the Maturity Payment Amount is equal to the principal amount of your Securities:
	NASDAQ-100 Index®	Energy Select Sector SPDR® Fund	Real Estate Select Sector SPDR® Fund
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical closing value on the Call Date:	75.00	110.00	110.00
Hypothetical Ending Value:	95.00	130.00	130.00
Hypothetical Threshold Value:	60.00, which is 60% of the hypothetical Starting Value	60.00, which is 60% of the hypothetical Starting Value	60.00, which is 60% of the hypothetical Starting Value
Performance Factor on the Call Date (closing value on the Call Date divided by Starting Value):	75.00%	110.00%	110.00%
Hypothetical Underlying Return (Ending Value - Starting Value)/Starting Value:	-5.00%	30.00%	30.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the Call Date.
In this example, the NASDAQ-100 Index® has the lowest Performance Factor on the Call Date and is, therefore, the Lowest Performing Underlying on the Call Date.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
Step 2: Determine the payment upon automatic call.
Because the hypothetical closing value of the Lowest Performing Underlying on the Call Date is less than its hypothetical Starting Value, the Securities are not automatically called. Because the hypothetical Ending Value of the Lowest Performing Underlying is less than its hypothetical Starting Value, but not by more than 40%, you would receive the principal amount of your Securities at maturity.
On the Maturity Date, you would receive $1,000.00 per Security.
Example 4. The Securities are not automatically called. The Ending Value of the Lowest Performing Underlying is less than its Threshold Value and the Maturity Payment Amount is less than the principal amount:
	NASDAQ-100 Index®	Energy Select Sector SPDR® Fund	Real Estate Select Sector SPDR® Fund
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical closing value on the Call Date:	75.00	110.00	110.00
Hypothetical Ending Value:	50.00	130.00	130.00
Hypothetical Threshold Value:	60.00, which is 60% of the hypothetical Starting Value	60.00, which is 60% of the hypothetical Starting Value	60.00, which is 60% of the hypothetical Starting Value
Performance Factor on the Call Date (closing value on the Call Date divided by Starting Value):	75.00%	110.00%	110.00%
Hypothetical Underlying Return (Ending Value - Starting Value)/Starting Value:	-50.00%	30.00%	30.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the Call Date.
In this example, the NASDAQ-100 Index® has the lowest Performance Factor on the Call Date and is, therefore, the Lowest Performing Underlying on the Call Date.
Step 2: Determine the payment upon automatic call.
Because the hypothetical closing value of the Lowest Performing Underlying on the Call Date is less than its hypothetical Starting Value, the Securities are not automatically called. Because the hypothetical Ending Value of the Lowest Performing Underlying is less than its hypothetical Starting Value by more than 40%, you would lose a portion of the principal amount of your Securities and would be paid a Maturity Payment Amount equal to:
$1,000 + ($1,000 × Underlying Return of the Lowest Performing Underlying)
$1,000 + ($1,000 × -50.00%)
= $500.00
On the Maturity Date, you would receive $500.00 per Security, resulting in a loss of 50.00%.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
All disclosures contained in this pricing supplement regarding the Underlyings, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, each of Nasdaq, Inc., the sponsor of the NDX, and SSGA Funds Management, Inc. (“SSGA”), the investment advisor to each of the XLE and the XLRE. We refer to Nasdaq, Inc. as the “Underlying Sponsor” and SSGA as the “Investment Advisor”. The Underlying Sponsor and the Investment Advisor, which license the copyright and all other rights to the respective Underlyings, have no obligation to continue to publish, and may discontinue publication of, the Underlyings. The consequences of either Underlying Sponsor or Investment Advisor discontinuing publication of the applicable Underlying are discussed in “General Terms of the Securities — Discontinuance of an Index” and “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. None of us, the Guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of any Underlying or any successor index or successor fund. None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlyings. You should make your own investigation into the Underlyings.

The NASDAQ-100 Index®
The NDX is intended to measure the performance of the 100 largest domestic and international non-financial securities listed on The Nasdaq Stock Market (“NASDAQ”) based on market capitalization. The NDX reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies.
The NDX began trading on January 31, 1985 at a base value of 125.00. The NDX is calculated and published by Nasdaq, Inc. In administering the NDX, Nasdaq, Inc. will exercise reasonable discretion as it deems appropriate.
Underlying Stock Eligibility Criteria
NDX eligibility is limited to specific security types only. The security types eligible for the NDX include foreign or domestic common stocks, ordinary shares, ADRs and tracking stocks. Security types not included in the NDX are closed-end funds, convertible debt securities, exchange traded funds, limited liability companies, limited partnership interests, preferred stocks, rights, shares or units of beneficial interest, warrants, units, and other derivative securities. The NDX does not contain securities of investment companies. For purposes of the NDX eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.
Initial Eligibility Criteria
To be eligible for initial inclusion in the NDX, a security must be listed on NASDAQ and meet the following criteria:
●
the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

●	the security must be of a non-financial company;
●	the security may not be issued by an issuer currently in bankruptcy proceedings;
●	the security must have a minimum three-month average daily trading volume of at least 200,000 shares;
●
if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.;

●	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible for inclusion in the NDX;
●	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and
●
the issuer of the security must have “seasoned” on NASDAQ, the New York Stock Exchange or NYSE Amex. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Continued Eligibility Criteria
In addition, to be eligible for continued inclusion in the NDX, the following criteria apply:

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
●	the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;
●	the security must be of a non-financial company;
●	the security may not be issued by an issuer currently in bankruptcy proceedings;
●	the security must have a minimum three-month average daily trading volume of at least 200,000 shares;
●
if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S. (measured annually during the ranking review process);

●
the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NDX at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NDX effective after the close of trading on the third Friday of the following month; and

●	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.
Computation of the NDX
The value of the NDX equals the aggregate value of the NDX share weights (the “NDX Shares”) of each of the NDX securities multiplied by each such security’s last sale price (last sale price refers to the last sale price on NASDAQ), and divided by the divisor of the NDX. If trading in an NDX security is halted while the market is open, the last traded price for that security is used for all NDX computations until trading resumes. If trading is halted before the market is open, the previous day’s last sale price is used. The formula for determining the NDX value is as follows:
The NDX is ordinarily calculated without regard to cash dividends on NDX securities. The NDX is calculated during the trading day and is disseminated once per second from 09:30:01 to 17:16:00 ET. The closing level of the NDX may change up until 17:15:00 ET due to corrections to the last sale price of the NDX securities. The official closing value of the NDX is ordinarily disseminated at 17:16:00 ET.
NDX Maintenance
Changes to NDX Constituents
Changes to the NDX constituents may be made during the annual ranking review. In addition, if at any time during the year other than the annual review, it is determined that an NDX security issuer no longer meets the criteria for continued inclusion in the NDX, or is otherwise determined to have become ineligible for continued inclusion in the NDX, it is replaced with the largest market capitalization issuer not currently in the NDX that meets the applicable eligibility criteria for initial inclusion in the NDX.
Ordinarily, a security will be removed from the NDX at its last sale price. However, if at the time of its removal the NDX security is halted from trading on its primary listing market and an official closing price cannot readily be determined, the NDX security may, in Nasdaq, Inc.’s discretion, be removed at a price of $0.00000001 (“zero price”). This zero price will be applied to the NDX security after the close of the market but prior to the time the official closing value of the NDX is disseminated.
Divisor Adjustments
The divisor is adjusted to ensure that changes in the NDX constituents either by corporate actions (that adjust either the price or shares of an NDX security) or NDX participation outside of trading hours do not affect the value of the NDX. All divisor changes occur after the close of the applicable index security markets.
Quarterly NDX Rebalancing
The NDX will be rebalanced on a quarterly basis if it is determined that (1) the current weight of the single NDX security with the largest market capitalization is greater than 24.0% of the NDX or (2) the collective weight of those securities whose individual current weights are in excess of 4.5% exceeds 48.0% of the NDX. In addition, a “special rebalancing” of the NDX may be conducted at any time if Nasdaq, Inc. determines it necessary to maintain the integrity and continuity of the NDX. If either one or both of the above weight distribution conditions are met upon quarterly review, or Nasdaq, Inc. determines that a special rebalancing is necessary, a weight rebalancing will be performed.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
If the first weight distribution condition is met and the current weight of the single NDX security with the largest market capitalization is greater than 24.0%, then the weights of all securities with current weights greater than 1.0% (“large securities”) will be scaled down proportionately toward 1.0% until the adjusted weight of the single largest NDX security reaches 20.0%.
If the second weight distribution condition is met and the collective weight of those securities whose individual current weights are in excess of 4.5% (or adjusted weights in accordance with the previous step, if applicable) exceeds 48.0% of the NDX, then the weights of all such large securities in that group will be scaled down proportionately toward 1.0% until their collective weight, so adjusted, is equal to 40.0%.
The aggregate weight reduction among the large securities resulting from either or both of the rebalancing steps above will then be redistributed to those securities with weightings of less than 1.0% (“small securities”) in the following manner. In the first iteration, the weight of the largest small security will be scaled upwards by a factor which sets it equal to the average NDX weight of 1.0%. The weights of each of the smaller remaining small securities will be scaled up by the same factor reduced in relation to each security’s relative ranking among the small securities such that the smaller the NDX security in the ranking, the less its weight will be scaled upward. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NDX.
In the second iteration of the small security rebalancing, the weight of the second largest small security, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average NDX weight of 1.0%. The weights of each of the smaller remaining small securities will be scaled up by this same factor reduced in relation to each security’s relative ranking among the small securities such that, once again, the smaller the security in the ranking, the less its weight will be scaled upward. Additional iterations will be performed until the accumulated increase in weight among the small securities equals the aggregate weight reduction among the large securities that resulted from the rebalancing in accordance with the two weight distribution conditions discussed above.
Finally, to complete the rebalancing process, once the final weighting percentages for each NDX security have been set, the NDX Shares will be determined anew based upon the last sale prices and aggregate capitalization of the NDX at the close of trading on the last calendar day in February, May, August and November. Changes to the NDX Shares will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the divisor is made to ensure continuity of the NDX. Ordinarily, new rebalanced NDX Shares will be determined by applying the above procedures to the current NDX Shares. However, Nasdaq, Inc. may, from time to time, determine rebalanced weights, if necessary, by applying the above procedure to the actual current market capitalization of the NDX components. In such instances, Nasdaq, Inc. would announce the different basis for rebalancing prior to its implementation.
During the quarterly rebalancing, data is cutoff as of the previous month end and no changes are made to the NDX from that cutoff until the quarterly index share change effective date, except in the case of changes due to corporate actions with an ex-date.
Adjustments for Corporate Actions
Changes in the price and/or NDX Shares driven by corporate events such as stock dividends, splits, and certain spin-offs and rights issuances will be adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change will be made as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September, and December. The NDX Shares are derived from the security’s total shares outstanding. The NDX Shares are adjusted by the same percentage amount by which the total shares outstanding have changed.
Historical Performance of the NDX
The following graph sets forth the daily historical performance of the NDX in the period from January 2, 2020 through April 25, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the NDX’s hypothetical Threshold Value of 11,659.536, which is 60% of the NDX’s hypothetical Starting Value of 19,432.56, which was its closing level on April 25, 2025. The actual Starting Value and Threshold Value will be determined on the Pricing Date.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
This historical data on the NDX is not necessarily indicative of the future performance of the NDX or what the value of the Securities may be. Any historical upward or downward trend in the level of the NDX during any period set forth above is not an indication that the level of the NDX is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the levels of the NDX.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
License Agreement
The Securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, Inc., with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Securities. The Corporations make no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the NDX to track general stock market performance. The Corporations’ only relationship to our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Licensee”) is in the licensing of the NASDAQ®, OMX®, NASDAQ OMX®, and NDX registered trademarks, and certain trade names of the Corporations or their licensor and the use of the NDX which is determined, composed and calculated by Nasdaq, Inc. without regard to Licensee or the Securities. Nasdaq, Inc. has no obligation to take the needs of the Licensee or the owners of the Securities into consideration in determining, composing or calculating the NDX. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Securities.
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NDX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NDX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NDX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
The Energy Select Sector SPDR® Fund
The shares of the XLE are issued by Select Sector SPDR® Trust, a registered investment company. The XLE seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index, its underlying index. The Energy Select Sector Index measures the performance of the energy sector of the U.S. equity market. The XLE is composed of equity securities of companies in the oil, gas and consumable fuel, energy equipment and services industries. The XLE trades on the NYSE Arca under the ticker symbol “XLE.”
Investment Approach
The XLE utilizes a “passive” or “indexing” investment approach in attempting to track the performance of the Energy Select Sector Index. The XLE will invest in substantially all of the securities which comprise the Energy Select Sector Index. The XLE will normally invest at least 95% of its total assets in common stocks that comprise the Energy Select Sector Index.
Investment Objective and Strategy
The XLE seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. The investment manager of the XLE uses a replication strategy to try to achieve the XLE’s investment objective, which means that the XLE generally invests in substantially all of the securities represented in the Energy Select Sector Index in approximately the same proportions as the Energy Select Sector Index. Under normal market conditions, the XLE generally invests at least 95% of its total assets in the securities comprising the Energy Select Sector Index. In certain situations or market conditions, the XLE may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the XLE’s investment objective and is in the best interest of the XLE. For example, if the XLE is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the Energy Select Sector Index that it tracks. Consequently, under such circumstances, the XLE may invest in a different mix of investments than it would under normal circumstances. The XLE will provide shareholders with at least 60 days’ notice prior to any material change in its investment policies. The XLE is managed with a passive investment strategy, attempting to track the performance of an unmanaged index of securities. This differs from an actively managed underlying, which typically seeks to outperform a Benchmark Index.
Notwithstanding the XLE’s investment objective, the return on your Notes will not reflect any dividends paid on shares of the XLE, on the securities purchased by the XLE or on the securities that comprise the Energy Select Sector Index.
The Select Sector Indices
The underlying index of the XLE is part of the Select Sector Indices. The Select Sector Indices are sub-indices of the S&P 500® Index (“SPX”). Each stock in the SPX is allocated to at least one Select Sector Index, and the combined companies of the eleven Select Sector Indices represent all of the companies in the SPX. The industry indices are sub-categories within each Select Sector Index and represent a specific industry segment of the overall Select Sector Index. The eleven Select Sector Indices seek to represent the eleven SPX sectors. The index compilation agent for these indices (the “Index Compilation Agent”) determines the composition of the Select Sector Indices based on S&P’s sector classification methodology. (Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.
Each Select Sector Index was developed and is maintained in accordance with the following criteria:
●	Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the SPX.
●	The eleven Select Sector Indices together will include all of the companies represented in the SPX and each of the stocks in the SPX will be allocated to at least one of the Select Sector Indices.
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The Index Compilation Agent assigns each constituent stock of the SPX to a Select Sector Index. The Index Compilation Agent assigns a company’s stock to a particular Select Sector Index based on S&P Dow Jones Indices’s sector classification methodology as set forth in its Global Industry Classification Standard.

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Each Select Sector Index is calculated by S&P Dow Jones Indices using a modified “market capitalization” methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of that Select Sector Index.

For reweighting purposes, each Select Sector Index is rebalanced quarterly after the close of business on the second to last calculation day

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
of March, June, September and December using the following procedures: (1) The rebalancing reference date is two business days prior to the last calculation day of each quarter; and (2) With prices reflected on the rebalancing reference date, and membership, shares outstanding, additional weight factor (capping factor) and investable weight factors (as described in the section “Computation of the S&P 500 Index®” below) as of the rebalancing effective date, each company is weighted using the modified market capitalization methodology. Modifications are made as defined below.
(i)
The indices are first evaluated to ensure none of the indices breach the maximum allowable limits defined in rules (ii) and (v) below. If any of the allowable limits are breached, the component stocks are reweighted based on their float-adjusted market capitalization weights.

(ii)
If any component stock has a weight greater than 24%, that component stock has its float-adjusted market capitalization weight capped at 23%. The 23% weight cap creates a 2% buffer to ensure that no component stock exceeds 25% as of the quarter-end diversification requirement date.

(iii)	All excess weight is equally redistributed to all uncapped component stocks within the relevant Select Sector Index.
(iv)
After this redistribution, if the float-adjusted market capitalization weight of any other component stock(s) then breaches 23%, the process is repeated iteratively until no component stock breaches the 23% weight cap.

(v)	The sum of the component stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.
(vi)
If the rule in step (v) is breached, all the component stocks are ranked in descending order of their float-adjusted market capitalization weights and the first component stock that causes the 50% limit to be breached has its weight reduced to 4.6%.

(vii)	This excess weight is equally redistributed to all component stocks with weights below 4.6%. This process is repeated iteratively until step (v) is satisfied.
(viii)
Index share amounts are assigned to each component stock to arrive at the weights calculated above. Since index shares are assigned based on prices one business day prior to rebalancing, the actual weight of each component stock at the rebalancing differs somewhat from these weights due to market movements.

(ix)
If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure conformity with all diversification requirements.

●
Each Select Sector Index is calculated using the same methodology utilized by S&P Dow Jones Indices in calculating the SPX, using a base-weighted aggregate methodology. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

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The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business, and should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies S&P Dow Jones Indices that a Component Stock’s Select Sector Index assignment should be changed, S&P Dow Jones Indices will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

●
Component Stocks removed from and added to the SPX will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P Dow Jones Indices for additions and deletions from the SPX insofar as practicable.

The S&P 500® Index
The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.
The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the SPX, may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the Notes will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.
Computation of the SPX
While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect payments on the Notes.
Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.
Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.
In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.
Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares, are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.
For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.
The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.
Index Maintenance
Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
index divisor adjustments.
To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing level.
Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.
If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.
Historical Performance of the XLE
The following graph sets forth the daily historical performance of the XLE in the period from January 2, 2020 through April 25, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the XLE’s hypothetical Threshold Value of 49.434, which is 60% of the XLE’s hypothetical Starting Value of 82.39, which was its closing value on April 25, 2025. The actual Starting Value and Threshold Value will be determined on the Pricing Date.
This historical data on the XLE is not necessarily indicative of the future performance of the XLE or what the value of the Securities may be. Any historical upward or downward trend in the value of the XLE during any period set forth above is not an indication that the value of the XLE is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the values and trading pattern of the XLE.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
The Real Estate Select Sector SPDR® Fund
The shares of the XLRE are issued by Select Sector SPDR® Trust, a registered investment company. The XLRE seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Real Estate Sector Index, its underlying index. The Real Estate Select Sector Index measures the performance of the real estate sector of the U.S. equity market. The XLRE is composed of equity securities of companies in real estate management and development and REITs, excluding mortgage REITs. The XLRE trades on the NYSE Arca under the ticker symbol “XLRE.
Investment Approach
The XLRE utilizes a “passive” or “indexing” investment approach in attempting to track the performance of the Real Estate Select Sector Index. The XLRE will invest in substantially all of the securities which comprise the Real Estate Select Sector Index. The XLRE will normally invest at least 95% of its total assets in common stocks that comprise the Real Estate Select Sector Index.
Investment Objective and Strategy
The XLRE seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Real Estate Select Sector Index. The investment manager of the XLRE uses a replication strategy to try to achieve the XLRE’s investment objective, which means that the XLRE generally invests in substantially all of the securities represented in the Real Estate Select Sector Index in approximately the same proportions as the Real Estate Select Sector Index. Under normal market conditions, the XLRE generally invests at least 95% of its total assets in the securities comprising the Real Estate Select Sector Index. In certain situations or market conditions, the XLRE may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the XLRE’s investment objective and is in the best interest of the XLRE. For example, if the XLRE is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the Real Estate Select Sector Index that it tracks. Consequently, under such circumstances, the XLRE may invest in a different mix of investments than it would under normal circumstances. The XLRE will provide shareholders with at least 60 days’ notice prior to any material change in its investment policies. The XLRE is managed with a passive investment strategy, attempting to track the performance of an unmanaged index of securities. This differs from an actively managed underlying, which typically seeks to outperform a benchmark index.
Notwithstanding the XLRE’s investment objective, the return on your Notes will not reflect any dividends paid on shares of the XLRE, on the securities purchased by the XLRE or on the securities that comprise the Real Estate Select Sector Index.
The Select Sector Indices
The underlying index of the XLRE is part of the Select Sector Indices. The Select Sector Indices are sub-indices of the S&P 500® Index (“SPX”). Each stock in the SPX is allocated to at least one Select Sector Index, and the combined companies of the eleven Select Sector Indices represent all of the companies in the SPX. The industry indices are sub-categories within each Select Sector Index and represent a specific industry segment of the overall Select Sector Index. The eleven Select Sector Indices seek to represent the eleven SPX sectors. The index compilation agent for these indices (the “Index Compilation Agent”) determines the composition of the Select Sector Indices based on S&P’s sector classification methodology. (Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.
Each Select Sector Index was developed and is maintained in accordance with the following criteria:
●	Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the SPX.
●	The eleven Select Sector Indices together will include all of the companies represented in the SPX and each of the stocks in the SPX will be allocated to at least one of the Select Sector Indices.
●
The Index Compilation Agent assigns each constituent stock of the SPX to a Select Sector Index. The Index Compilation Agent assigns a company’s stock to a particular Select Sector Index based on S&P Dow Jones Indices’s sector classification methodology as set forth in its Global Industry Classification Standard.

●
Each Select Sector Index is calculated by S&P Dow Jones Indices using a modified “market capitalization” methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of that Select Sector Index.

●
For reweighting purposes, each Select Sector Index is rebalanced quarterly after the close of business on the second to last calculation day of March, June, September and December using the following procedures: (1) The rebalancing reference date is two business days prior to the last calculation day of each quarter; and (2) With prices reflected on the rebalancing reference date, and membership,

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shares outstanding, additional weight factor (capping factor) and investable weight factors (as described in the section “Computation of the S&P 500 Index®” below) as of the rebalancing effective date, each company is weighted using the modified market capitalization methodology. Modifications are made as defined below.

(i)
The indices are first evaluated to ensure none of the indices breach the maximum allowable limits defined in rules (ii) and (v) below. If any of the allowable limits are breached, the component stocks are reweighted based on their float-adjusted market capitalization weights.

(ii)
If any component stock has a weight greater than 24%, that component stock has its float-adjusted market capitalization weight capped at 23%. The 23% weight cap creates a 2% buffer to ensure that no component stock exceeds 25% as of the quarter-end diversification requirement date.

(iii)	All excess weight is equally redistributed to all uncapped component stocks within the relevant Select Sector Index.
(iv)
After this redistribution, if the float-adjusted market capitalization weight of any other component stock(s) then breaches 23%, the process is repeated iteratively until no component stock breaches the 23% weight cap.

(v)	The sum of the component stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.
(vi)
If the rule in step (v) is breached, all the component stocks are ranked in descending order of their float-adjusted market capitalization weights and the first component stock that causes the 50% limit to be breached has its weight reduced to 4.6%.

(vii)	This excess weight is equally redistributed to all component stocks with weights below 4.6%. This process is repeated iteratively until step (v) is satisfied.
(viii)
Index share amounts are assigned to each component stock to arrive at the weights calculated above. Since index shares are assigned based on prices one business day prior to rebalancing, the actual weight of each component stock at the rebalancing differs somewhat from these weights due to market movements.

(ix)
If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure conformity with all diversification requirements.

●
Each Select Sector Index is calculated using the same methodology utilized by S&P Dow Jones Indices in calculating the SPX, using a base-weighted aggregate methodology. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

●
The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business, and should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies S&P Dow Jones Indices that a Component Stock’s Select Sector Index assignment should be changed, S&P Dow Jones Indices will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

●
Component Stocks removed from and added to the SPX will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P Dow Jones Indices for additions and deletions from the SPX insofar as practicable.

The S&P 500® Index
The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.
The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. SPDJI may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the Notes will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.
Computation of the SPX
While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect payments on the Notes.
Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.
Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.
In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.
Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares, are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.
For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.
The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.
Index Maintenance
Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.
To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing level.
Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.
If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.
Historical Performance of the XLRE
The following graph sets forth the daily historical performance of the XLRE in the period from January 2, 2020 through April 25, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the XLRE’s hypothetical Threshold Value of 24.318, which is 60% of the XLRE’s hypothetical Starting Value of 40.53, which was its closing value on April 25, 2025. The actual Starting Value and Threshold Value will be determined on the Pricing Date.
This historical data on the XLRE is not necessarily indicative of the future performance of the XLRE or what the value of the Securities may be. Any historical upward or downward trend in the value of the XLRE during any period set forth above is not an indication that the value of the XLRE is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the values and trading pattern of the XLRE.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
Structuring the Securities
The Securities are our debt securities, the return on which is linked to the performance of the Underlying. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Maturity Payment Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlying. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, typically results in the initial estimated value of the Securities on the Pricing Date being less than their public offering price.
The initial estimated value range of the Securities is set forth on the cover page of this preliminary pricing supplement. The final pricing supplement will set forth the initial estimated value of the Securities as of the Pricing Date.
In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlyings, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.
For further information, see “Selected Risk Considerations” beginning on page PS-10 above and “Use of Proceeds” on page 17 of the accompanying prospectus.

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the NASDAQ-100 Index®, the Energy Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund due May 11, 2028
U.S. Federal Income Tax Summary
You should consider the U.S. federal income and estate tax consequences of an investment in the Securities, including the following:
•	There is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities.
•
You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the Securities for all tax purposes as single financial contracts with respect to the Underlyings. In the opinion of Sidley Austin LLP, our tax counsel, the U.S. federal income tax characterization and treatment of the Securities described herein is a reasonable interpretation of current law.

•
Under this characterization and tax treatment of the Securities, a U.S. Holder (as defined on page 71 of the accompanying prospectus) generally will recognize capital gain or loss upon maturity or upon a sale, exchange or redemption of the Securities. This capital gain or loss generally will be long-term capital gain or loss if you held the Securities for more than one year.

•	No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.
•
Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the accompanying product supplement), if any, will not apply to Securities that are issued as of the date of this pricing supplement unless such Securities are “delta-one” instruments. Based on our determination that the Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities.

•
Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-36 of the accompanying product supplement.